As filed with the Securities and Exchange Commission on November 17, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN SPECTRUM REALTY, INC.
(Exact name of Registrant as specified in its charter)

State of Maryland	52-2258674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2401 Fountain View, Suite 510
Houston, Texas 77057
713-706-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Carden
Chief Executive Officer
American Spectrum Realty, Inc.
2401 Fountain View, Suite 510
Houston, Texas 77057
713-706-6200
(Name, address, including zip code, and telephone number, including area code of agent for service)

with copies to:
Howard F. Hart, Esq.
Weissmann Wolff Bergman Coleman Grodin & Evall LLP
9665 Wilshire Boulevard, Suite 900
Beverly Hills, California 90212
310-858-7888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by the selling stockholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one:)
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $.01 par value per share	504,330	$11.45	$3,441,469	$394.39
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction.

(2)
In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the common stock is estimated solely for the calculating of the registration fees due for this filing.  For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our stock reported by the NYSE Amex on November 16, 2011, which was $11.45.

(3)
The registration fee is being paid with respect to 300,565 shares.  The remaining 203,765 shares covered hereby were registered in Registration Statement No. 333-101154 and are covered hereby to reflect new Selling Stockholders for such shares because the securities for which such shares are exchangeable have been transferred.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2011

Preliminary Prospectus

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

AMERICAN SPECTRUM REALTY, INC.

Shares of common stock, par value $.01 per share

The stockholders of American Spectrum Realty, Inc. named in this prospectus may offer and sell up to 504,330 shares of their common stock, par value $.01, as described in this prospectus.  The common stock covered by this prospectus are shares that may be issued to the selling stockholders from time to time in exchange for limited partnership interests in American Spectrum Realty Operating Partnership, L.P.  We have agreed to prepare this prospectus and to register the shares described herein with the Securities and Exchange Commission to facilitate such offers and sales, but such registration does not necessarily mean that any of the common stock covered by this prospectus will be sold.  We will not receive any proceeds from sales of the common stock covered by this prospectus.

The selling stockholders may offer their shares in public or private transactions, on or off the NYSE Amex, at prevailing market prices, at fixed prices that may be changed from time to time or at privately negotiated prices.  Such transactions may be conducted through underwriters, dealers or agents or may be conducted directly by the selling stockholders.

Our common stock is listed on the NYSE Amex under the symbol “AQQ.” The last reported sale price of our common stock on the NYSE Amex on November 16, 2011 was $11.45 per share.

See “Risk Factors” on page 2 for descriptions of certain factors relevant to an investment in the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 ,2011.

As used in this prospectus, the terms “American Spectrum,” “we” and “us” refer to American Spectrum Realty, Inc. and its subsidiaries, including the operating partnership, unless otherwise indicated.

As we describe in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” we have filed and plan to continue to file other documents with the Securities and Exchange Commission that contain information about us.  Before you decide whether to invest in our securities, you should read this prospectus and the information we otherwise file with the Securities and Exchange Commission.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities being offered under this prospectus.  You should read the registration statement and the accompanying exhibits for further information.  The registration statement and exhibits can be read and are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

You should rely only on the information contained or incorporated by reference into this prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information.  These securities are not being offered in any jurisdiction where the offer is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY

The following is only a summary.  We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission.  Investing in our securities involves risks.  Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page     .

American Spectrum

We are a Maryland corporation.  At December 31, 2010, we owned 31 properties, which consisted of 23 office properties, five industrial properties, one retail property, one self-storage facility and one parcel of land.  The properties are located in four geographic regions in five states.  We deliver integrated property, facility, asset, business and engineering management services to a host of third party clients as well as to our own properties.  We offer customized programs that focus on tenant retention through cost-efficient operations.  We manage a comprehensive range of properties that include commercial, industrial, self storage, student and assisted living facilities and residential income-properties.

We are committed to expanding the scope of products and services offered.  We believe this expansion will help us meet our own portfolio property needs as well as the needs of our third party clients.  Since the beginning of 2010, we have expanded the number of third party properties that we manage.  We have significantly expanded our management contract portfolio during that period by purchasing property and asset management contracts.  We have a management presence in approximately 22 states.

General Description of Business

We provide comprehensive integrated real estate solutions for our own property portfolio (properties in which we own a controlling interest), properties owned by variable interest entities ("VIEs") which we have consolidated and properties owned by our third party clients.  We own and manage commercial, industrial, self storage and residential income-properties, and offer our third party clients comprehensive integrated real estate solutions, including management and transaction services based on our market expertise.  We conduct our business in the continental United States.  American Spectrum Realty, Inc. was incorporated in Maryland in August of 2000.

Our business is conducted through an Operating Partnership in which we are the sole general partner and a limited partner with a total equity interest of 65% at December 31, 2010.  As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.  In general, except as noted below, the Operating Partnership units that are not held by us (approximately 35% of the outstanding units) are exchangeable for either common stock on a two-to-one basis or cash equal to the value of such stock at our sole discretion.

We operate as one segment that encompasses all geographic regions.  We provide one group of comprehensive real estate services.  At December 31, 2010, the Company owned 31 properties, which consisted of 23 office properties, five industrial, one retail property, one self-storage facility and one parcel of land.  The properties are located in four geographic regions in five states.  We deliver integrated property, facility, asset, business and engineering management services to a host of third party clients as well as to our own properties.  We offer customized programs that focus on tenant retention through cost-efficient operations.  We manage a comprehensive range of properties that include commercial, industrial, self storage, student and assisted living facilities and residential income-properties.

Corporate Information

American Spectrum’s address and telephone number are 2401 Fountain View, Suite 510, Houston, Texas 77057, 713-706-6200.

Shares To Be Offered

Our articles of incorporation authorize a total of 125 million shares of capital stock, consisting of 100 million shares of common stock, $.01 par value per share, and 25 million shares of preferred stock, $.01 par value per share.  At September 30, 2011, we had 2,996,914 shares of common stock outstanding and 55,172 shares of preferred stock outstanding.  Our common shares are listed on the NYSE Amex under the symbol “AQQ.”

The shares covered by this prospectus are 504,330 shares of our common stock which are issuable upon exchange of units in our Offering Partnership.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements either contained in or incorporated by reference into this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

•	our level of indebtedness;

•	our ability to refinance our debt;

•	the fact that we and our predecessors have had histories of losses;

•	unforeseen liabilities arising from the prior operations of predecessors;

•	changes in economic conditions generally and the real estate market specifically;

•	legislative/regulatory changes;

•	availability of capital;

•	interest rates;

•	competition, supply and demand for office space in our current and proposed market areas;

•	risks inherent in the real estate business generally; and

•	general accounting principles, policies and guidelines.

These risks are not exhaustive.   Other sections of this prospectus and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

You should not rely upon forward-looking statements as predictions of future events.  We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

Any investment in our securities involves a high degree of risk.  In addition to the other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement, you should carefully consider the important factors set forth under the heading “Risk Factors” starting on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2010, as well as in our subsequent annual reports on Form 10-K and in other reports we file with the Securities and Exchange Commission from time to time, and incorporated herein by reference before investing in our securities.  For further details, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may lower the trading price of our common stock.  The risks referred to above are not the only ones that may exist.  Additional risks not currently known by us or that we deem immaterial may also impair our business operations.  You may lose all or a part of your investment.

SELLING STOCKHOLDERS

The following table lists, as of November 17, 2011, the selling stockholders and the maximum number of shares of common stock that each may sell pursuant to this prospectus.  As described elsewhere in this prospectus, the selling stockholders are persons who may receive shares of our common stock in exchange for their operating partnership units.  Each selling stockholder listed below may sell all, some or none of the shares listed for such selling stockholder.  The selling stockholders may also purchase shares of common stock from time to time.  No estimate can be made of the number of shares of common stock that may be sold by the respective selling stockholders or of the number of shares of common stock that will be owned by them at the completion of sales of common stock pursuant to this prospectus.

Selling Stockholder	Number of shares beneficially held prior to offering	Percentage of shares beneficially held prior to offering	Number of shares that may be offered	Number of shares to be owned after completion of offering	Percentage of shares to be owned after completion of offering
Evergreen Realty REIT, LP*	102,697	3.31%	102,697	-	0.00%

Evergreen Income & Growth REIT, LP*	214,340	6.67%	214,340	-	0.00%

Bammelbelt, LP	30,850	1.02%	30,850	-	0.00%

Stav4 Partners, LLC	1,714	0.06%	1,714	-	0.00%

209 Merrie Way, LLC	1,714	0.06%	1.714	-	0.00%

MIKMIK LLC	45,548	1.51%	16,792	28,756	0.96%

Thimos LLC	16,792	0.56%	16,792	-	0.00%

Revocable Property Trust Dtd 6/20/2002 Roger Lipitz Fiora Lipitz TTEE	6,297	0.21%	6,297	-	0.00%

Jag Multi Investments LLC	72,298	2.39%	29,864	42,434	1.42%

Sari Lipitz Roth Ira 1	2,099	0.07%	2,099	-	0.00%

Jeff Brugos	4,198	0.14%	4,198	-	0.00%

Marlice Gardner	4,198	0.14%	4,198	-	0.00%

Jan and Gunnel Petterson	2,099	0.07%	2,099	-	0.00%

Thomas Glendahll	2,096	0.07%	2,096	-	0.00%

Keith Guenther	25,188	0.83%	25,188	-	0.00%

Tim Chao	8,396	0.28%	8,396	-	0.00%

Kevin Wu	4,198	0.14%	4,198	-	0.00%

Peter Brazel	4,198	0.14%	4,198	-	0.00%

Tom McChesney	4,198	0.14%	4,198	-	0.00%

Barnaby Willis	10,495	0.35%	10,495	-	0.00%

Rod Lane	2,099	0.07%	2,099	-	0.00%

Marko Gigiakos	1,259	0.04%	1,259	-	0.00%

Legend Merchant Group	21,100	0.70%	6,000	15,000	0.50%

Cynthia L. Galardi	202,130	6.74%	914	201,216	6.71%

Georgann Bacon	60	0.00%	60	-	0.00%

Michael Charles Bailey	121	0.00%	121	-	0.00%

Paul R & Sandra K Bailey	121	0.00%	121	-	0.00%

Steven V. Bailey	121	0.00%	121	-	0.00%

Kenneth K. Koonce	121	0.00%	121	-	0.00%

Christie Ann Hicks	121	0.00%	121	-	0.00%

Victor S. Ramirez	485	0.02%	485	-	0.00%

Marc P. Ramirez	485	0.02%	485	-	0.00%

*An affiliate of a corporation managed by the registrant.  One of its directors is William J. Carden, Chairman of the Board, President and Chief Executive Officer of the Company.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorize a total of 125 million shares of capital stock, consisting of 100 million shares of common stock, $.01 par value per share, and 25 million shares of preferred stock, $.01 par value per share.  At September 30, 2011, American Spectrum had 2,996,914 shares of common stock outstanding and 55,172 shares of  preferred stock outstanding.  The American Spectrum common shares are listed on the NYSE Amex under the symbol “AQQ.”

Stockholders are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive ratably such distributions as may be authorized by the board of directors in its discretion from funds legally available for these distributions and declared by American Spectrum.  In the event of the liquidation, dissolution or winding up of American Spectrum, stockholders are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any holders of preferred stock.  Stockholders have no subscription, redemption, conversion or preemptive rights.  Matters submitted for stockholder approval generally require a majority vote of the shares entitled to vote thereon.

American Spectrum shares offered pursuant to this prospectus will be fully paid and nonassessable when issued.

Preferred Stock

Under our articles of incorporation, the board of directors may from time to time establish and issue one or more series of preferred stock without stockholder approval.  The board of directors may classify or reclassify any unissued preferred stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.  Because the board of directors has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of stockholders.

On December 30, 2008, we filed articles supplementary to our articles of incorporation, which authorized the issuance of 68,965 of Series A Preferred Stock.  On December 31, we issued 55,172 shares of the preferred stock to employees and/or directors.  Each share of preferred stock was sold for $29.00 and is entitled to annual dividends, payable quarterly, at an annual rate of 15%, and to a preference on liquidation equal to the following: (a) if on or prior to December 31, 2011, the sum of $29.00 and any accrued and unpaid dividends or (b) if after December 31, 2011, the greater of (x) the sum or $29.00 and any accrued and unpaid dividends or (y) the amount which would be paid on account of each share of common stock upon liquidation if each share of preferred stock had hypothetically been converted into one share of common stock.  The preferred stock is not required to be redeemed by us and the holders will have no right to require redemption.  The preferred stock is redeemable at our option at any time after December 31, 2011.

Registrar and Transfer Agent

The Registrar and Transfer Agent for the American Spectrum shares is Mellon Investor Services, Inc.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the persons listed under “Selling Stockholders” of up to 504,330 shares of our common stock.  This includes shares of our common stock which we may issue to the selling stockholders in exchange for operating partnership units.  We have registered the selling stockholders’ shares of common stock for resale to provide them with freely tradeable securities.  However, registration of their shares does not necessarily mean that they will offer or sell any of their shares.  We will not receive any proceeds from the offering or sale of their shares.

Selling stockholders (or pledgees, donees, transferees or other successors in interest) may sell the shares of common stock to which this prospectus relates from time to time on the NYSE Amex, where our common stock is listed for trading, in other markets where our common stock is traded, in negotiated transactions, through underwriters or dealers, directly to one or more purchasers, through agents or in a combination of such methods of sale.  They will sell the common stock at prices which are current when the sales take place or at other prices to which they agree.  All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock offered hereby will be borne by the selling stockholders.

The methods by which the shares which are the subject of this prospectus may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the NYSE Amex; (e) privately negotiated transactions; and (f) underwritten transactions.  The selling stockholders and any underwriters, dealers or agents participating in the distribution of the shares which are the subject of this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of such shares by the selling stockholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.  Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock offered hereby against certain liabilities, including liabilities arising under the Securities Act.

When a selling stockholder elects to make a particular offer of the shares which are the subject of this prospectus, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling stockholder and any other required information.

WHERE YOU CAN FIND MORE INFORMATION

American Spectrum is subject to the reporting requirements of the Securities Exchange Act of 1934, and is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any of these materials at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission (www.sec.gov).

In addition, American Spectrum has filed a registration statement on Form S-3 under the Securities Act with respect to the securities offered pursuant to this prospectus.  This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and financial schedules thereto.

In addition to applicable legal or NYSE Amex requirements, if any, American Spectrum will send to holders of American Spectrum shares annual reports containing audited financial statements with a report thereon by American Spectrum’s independent public accountants and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Securities and Exchange Commission.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, excepted as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

• The Annual Report for American Spectrum on Form 10-K for the year ended December 31, 2010, as amended by the Form 10-K/A filed on October 3, 2011.
• The Quarterly Report for American Spectrum on Form 10-Q for the period ended March 31, 2011, as amended by the Form 10-Q/A filed on May 13, 2011.
• The Quarterly Report for American Spectrum on Form 10-Q for the period ended June 30, 2011.
• The Quarterly Report for American Spectrum on Form 10-Q for the period ended September 30, 2011.
• Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 17, 2011, November 15, 2011, August 15, 2011, July 8, 2011 (two reports), May 27, 2011, May 25, 2011, May 24, 2011, May 16, 2011, May 13, 2011 and March 31, 2011.
• The definitive Proxy Statement of American Spectrum relating to our Annual Meeting of Stockholders on May 25, 2011.
• The registration of certain classes of securities pursuant to Sections 12(b) or 12(g) of the Securities Exchange Act of 1934 for American Spectrum (File Number 001-16785) on Form 8-A filed on November 16, 2001.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after (i) the date of initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and (ii) the date of this prospectus and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K we may subsequently file.

Statements made in this prospectus in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

American Spectrum Realty, Inc.
2401 Fountain View, Suite 510
Houston, Texas 77057
Attn: Investor Relations
713-706-6200

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.americanspectrum.com) as soon as reasonably practicable after they are filed electronically with the Securities and Exchange Commission.  Our Code of Ethics, Corporate Governance Guidelines, and Audit Committee, Compensation Committee and Nominating Governance Charters are also available through our website.  The information contained on our website is not a part of this prospectus.

EXPERTS

EEPB, P.C., independent auditors, have audited the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on the report of EEPB, P.C., given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the offered common shares and certain tax matters has been passed on for us by Weissmann Wolff Bergman Coleman Grodin & Evall LLP, Beverly Hills, California.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the distribution of the securities being registered hereunder (all of which are already outstanding) are:

Securities and Exchange Commission registration fee	$394
Accounting fees and expenses	$1,000
Legal fees and expenses (other than Blue Sky fees and expenses)	$10,000
Miscellaneous	$-
Total	$11,394

All amounts except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Directors and Officers

American Spectrum’s articles of incorporation provide that the directors will not be personally liable to American Spectrum or to any stockholder for monetary damages, to the full extent that such limitation or elimination of liability is permitted under Maryland law.  The bylaws provide that American Spectrum will indemnify its directors and officers to the full extent permitted under Maryland Law.  Pursuant to the bylaws and the Maryland General Corporations Law, American Spectrum will indemnify each director and officer against any liability and related expenses, including attorneys’ fees, incurred in connection with any proceeding in which he or she may be involved by reason of his or her service in such position unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A director an officer is also entitled to indemnification against expenses incurred in any action or suit by or on behalf of American Spectrum to procure a judgment in its favor by reason of his or her service in such position if the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, American Spectrum’s best interests, except that no such indemnification will be made if the director or officer is judged to be liable to American Spectrum, unless the applicable court of law determines that, despite the adjudication of liability, the director or officer is reasonably entitled to indemnification for such expenses.  The bylaws authorize American spectrum to advance funds to a director or officer for costs and expenses, including attorneys’ fees, incurred in a suit or proceeding upon receipt of an undertaking by such director or officer on his or her behalf to repay such amounts if it is unilaterally determined that he or she is not entitled to be indemnified.  American Spectrum has entered into agreements with its directors and executive officers indemnifying them to the fullest extent permitted by Maryland law.

To the extent that these indemnification provisions apply to actions arising under the Securities Act, American Spectrum has been informed that, in the opinion of the Commission, such indemnification provisions are contrary to public policy as expressed in the Securities Act and, therefore, are not enforceable.  American Spectrum has obtained insurance policies indemnifying the directors and officers against civil liabilities including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 16. Exhibits and Financial Statements

The exhibits required by Item 601 of Regulation S-K and filed herewith are listed on the Exhibit Index immediately preceding the exhibits.  All schedules are omitted as the required information is presented in the financial statements or related notes incorporated by reference in the Prospectus or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Houston, State of Texas on the 17th day of November, 2011.

AMERICAN SPECTRUM REALTY, INC.

By:	/s/ WILLIAM J. CARDEN
William J. Carden, Chairman of the Board,
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William J. Carden and Anthony Eppolito and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Carden	Chairman of the Board, President and Chief Executive Officer
William J. Carden	(Principal Executive Officer)

/s/ G. Anthony Eppolito	Vice President, Chief Financial Officer
G. Anthony Eppolito	(Principal Financial Officer), Treasurer and Secretary

/s/ JOHN N. GALARDI	Director
John N. Galardi

/s/ Presley E. Werlein, III	Director
Presley E. Werlein, III

/s/ D. Brownell Wheless	Director
D. Brownell Wheless

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Weissmann Wolff Bergman Coleman Grodin & Evall LLP as to legality

23.1	Consent of Weissmann Wolff Bergman Coleman Grodin & Evall LLP (included in Exhibit 5.1)

23.2	Consent of EEPB, P.C.

23.3	Consent of Hein & Associates LLP

24.1	Power of Attorney (included on signature page hereto)